UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________
Form 8-K
 _____________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2012
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(Exact name of registrant as specified in its charter)
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DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On December 17, 2012, Air Transport Services Group, Inc.'s ("ATSG's") aircraft leasing subsidiary, Cargo Aircraft Management, Inc. ("CAM"), entered into an agreement to purchase three used Boeing model 757-200 aircraft that have been modified for combi (combined passenger and main-deck cargo) service, equipped with Rolls-Royce model RB211-53E4 jet engines, from National Air Cargo Group, Inc. ("NACG"). Along with the three aircraft, CAM is also purchasing a spare Rolls-Royce model RB211-53E4 jet engine and some ancillary aircraft equipment from NACG.
ATSG anticipates that CAM will take delivery of the first of the three aircraft in December 2012, and the other two in early 2013.
As a result of its decision to acquire one of the aircraft in 2012, ATSG has adjusted its previously disclosed guidance for aircraft-related capital expenditures in 2012 and 2013 to approximately $170 million and $95 million, respectively.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Sr. Vice President
Corporate General Counsel & Secretary

Date:	December 21, 2012